Exhibit 10.9

THIS SENIOR SECURED PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT FOR DISTRIBUTION AND MAY BE TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY PROMISSORY NOTE ISSUED IN EXCHANGE FOR THIS SECURED PROMISSORY NOTE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), PHILLIP HAMILTON, A REPRESENTATIVE OF THE BORROWERS HEREOF WILL, BEGINNING TEN (10) DAYS AFTER THE ISSUE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). PHILLIP HAMILTON MAY BE REACHED AT TELEPHONE NUMBER  559-665-5800.

SENIOR SECURED PROMISSORY NOTE

Original Issuance Date: December 19, 2008	Original Principal Amount: $6,000,000

FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in this senior secured promissory note (this “Note”), GLOBAL DIVERSIFIED INDUSTRIES, INC., a Nevada corporation with its principal place of business at 1200 Airport Drive, Chowchilla, California  93610 (the “Borrower”) absolutely and unconditionally promise to pay to the order of DEBT OPPORTUNITY FUND, LLLP or registered assigns (the “Payee” or “Holder”), when due, whether upon the Maturity Date (as defined below), acceleration or otherwise (in each case in accordance with the terms hereof), the amount set out above as the Original Principal Amount or so much thereof as may from time to time be advanced hereunder (without deduction for the original issue discount taken by the Holder pursuant to Article I of the Loan and Securities Purchase Agreement of even date herewith between the Borrowers and the Holder (the “Loan Agreement”), each an “Advance” and collectively the “Advances”) and accrued interest thereon as hereinafter provided.  All Advances made to the Borrowers shall be recorded by the holder hereof on Schedule A attached to this Note, which schedule is incorporated herein by reference and made a part hereof. This Note is issued in connection with the Loan Agreement, all terms of which are incorporated herein by this reference and hereby made a part of this Note. Capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Agreement.

ARTICLE I
 PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF PAYMENT; MATURITY DATE

1.1 Payment of Principal. Principal shall be paid in four equal lump sum payments, with the first lump sum payment being due December 18, 2010, the second lump sum payment being due December __, 2011, the third lump sum payment being due December 18, 2012, and the final lump sum payment being due on the Maturity Date. For example if the Advances are $6,000,000, then the Borrower shall make: (i) a $1,500,000 payment of principal on December 18, 2010; (ii) a $1,500,000 payment of principal on December 18, 2011; (iii) a $1,500,000 payment of principal on December 18, 2013; and (iv) a $1,500,000 payment of principal on the Maturity Date.  All outstanding principal, interest and fees and charges of any kind under the Note shall become due and payable on December 18, 2014 (the “Maturity Date”).  Payment of the principal of this Note (and any interest accrued thereon) shall be made in U.S. dollars in immediately available funds.

1.2 Payment of Interest. Interest on the principal under this Note shall accrue at the rate of thirteen percent (13%) per annum (the “Stated Interest Rate”) commencing on the date that an Advance is made to the Borrower and shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months and shall be payable monthly in cash on the first (1st) day of each month, in arrears; provided, however, during the first 12 months after the Original Issuance Date, accrued interest shall be deferred and payable in one lump sum payment on the first anniversary date of the Original Issuance Date.  Interest shall be paid in U.S. dollars in immediately available funds.

1.3 Payment on Non-Business Days. If the outstanding principal or accrued but unpaid interest under this Note becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of New York, the due date hereof shall be extended to the next succeeding full business day and interest shall be payable at the rate of thirteen (13%) percent per annum during such extension. All payments received by the Holder shall be applied first to the payment of all accrued interest payable hereunder.

1.4 Late Fee. In the event any payment of principal or interest or both shall remain unpaid for a period of ten (10) days or more after the due date thereof, a one-time late charge equivalent to five percent (5%) of each unpaid amount shall be charged.

1.5  Adjustment of Stated Interest Rate.

(a) After an Event of Default and acceleration of the Maturity Date by the Holder the Stated Interest Rate shall be adjusted to a rate of eighteen percent (18%) per annum, subject to the limitations of applicable law.

(b) Regardless of any other provision of this Note or other Transaction Document (as defined in the Loan Agreement), if for any reason the interest paid should exceed the maximum lawful interest, the interest paid shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of excess to be a complete settlement and acquittance thereof.

1.6 Prepayment. This Note may be prepaid at any time, without premium or penalty, in whole or in part, together with accrued interest to the date of such prepayment on the portion prepaid.  All prepayments made shall be recorded by the holder hereof on Schedule A attached hereto.

ARTICLE II
SECURITY

2.1 Security Interests.  All of the obligations of the Borrowers under the Note and Loan Agreement are secured by (a) an unconditional guaranty executed by each of the Subsidiaries (as defined in the Loan Agreement) pursuant to those certain Guaranty Agreements (as defined in the Loan Agreement), (b) a lien on all the assets, tangible and intangible, of the Borrowers now existing or hereinafter acquired granted pursuant to the Security Agreement and Collateral Assignment (as such terms are defined in the Loan Agreement), and (c) the other Transaction Documents.

ARTICLE III
MISCELLANEOUS

3.1  Default. Upon the occurrence of any one or more of the Events of Default specified or referred to in the Loan Agreement all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Loan Agreement.

3.2 Collection Costs. Should all or any part of the indebtedness represented by this Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, the Borrowers, jointly and severally, hereby promise to pay to the Holder, upon demand by the Holder at any time, in addition to the outstanding principal and all (if any) other amounts payable on or in respect of this Note, all court costs and reasonable attorneys' fees and other reasonable, third-party collection charges and expenses incurred or sustained by the Holder.

3.3 Rights Cumulative. The rights, powers and remedies given to the Payee under this Note shall be in addition to all rights, powers and remedies given to it by virtue of the Loan Agreement, any document or instrument executed in connection therewith, or any statute or rule of law.

3.4 No Waivers. Any forbearance, failure or delay by the Payee in exercising any right, power or remedy under this Note, the Loan Agreement, any documents or instruments executed in connection therewith or otherwise available to the Payee shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

3.5 Amendments in Writing. No modification or waiver of any provision of this Note, the Loan Agreement or any documents or instruments executed in connection therewith shall be effective unless it shall be in writing and signed by all parties, and any such modification or waiver shall apply only in the specific instance for which given.

3.6 Governing Law. This Note and the rights and obligations of the parties hereto, shall be governed, construed and interpreted according to the laws of the State of New York, wherein it was negotiated and executed. IN ANY LAWSUIT IN CONNECTION WITH THIS NOTE, THE HOLDER AND THE UNDERSIGNED CONSENT AND AGREE THAT THE STATE AND FEDERAL COURTS WHICH SIT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION OF ALL CONTROVERSIES AND DISPUTES ARISING HEREUNDER. THE HOLDER AND EACH OF THE BORROWERS WAIVES THE RIGHT IN ANY LITIGATION ARISING HEREUNDER (WHETHER OR NOT ARISING OUT OF OR RELATING TO THIS NOTE) TO TRIAL BY JURY.

3.7 Successors. The term “Payee” and “Holder” as used herein shall be deemed to include the Payee and its successors, endorsees and assigns.

3.8 Notices. All notices, demands or other communications given hereunder shall be in given in accordance with Section 12.6 of the Loan Agreement.

3.9 Certain Waivers.  Except as otherwise specifically provided herein, the Borrowers and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or the Borrowers liable for the payment of this Note.

3.10 Mutilated, Lost, Stolen or Destroyed Notes. In case this Note shall be mutilated, lost, stolen or destroyed, upon the written request of Holder, the Borrowers shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for the Note, mutilated, lost, stolen or destroyed, a new Note of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Borrowers of such loss, theft or destruction and an indemnity also satisfactory to it.

3.11  Transfer and Assignment. The Holder may transfer or assign this Note, including, without limitation, pursuant to the sale of participation rights in the Loan, without the consent of the Borrowers. The Borrowers may not transfer or assign this Note or their obligations hereunder without the consent of the Holder.

3.12 Issue Taxes. The Borrowers shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of this Note pursuant thereto.

[Signature Page Follows]

            IN WITNESS WHEREOF, Global Diversified Industries, Inc. has caused this Note to be executed by its authorized officer and to be dated as of the Original Issuance Date above.

GLOBAL DIVERSIFIED INDUSTRIES, INC.
By:	________________________________________
	Name:	Phillip Hamilton
	Title:	Chief Executive Officer

SCHEDULE A

This is the schedule referred to in that certain Senior Secured Promissory Note dated December 19, 2008, executed by GLOBAL DIVERSIFIED INDUSTRIES, INC. and payable to the order of DEBT OPPORTUNITY FUND, LLLP or registered assigns.

Advances

Date	Advance Amount	Total Unpaid Principal Balance	Notation Made By

The aggregate unpaid principal amount shown on this Schedule shall be rebuttable, presumptive evidence of the principal amount owing and unpaid on this Note.  The failure to record the date and amount of any loan on this Schedule shall not, however, limit or otherwise affect the obligations of GLOBAL DIVERSIFIED INDUSTRIES, INC. to pay the principal of and interest on this Note.